UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2011

FNBH BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25752 (Commission File No.)	38-2869722 (IRS Employer Identification No.)

101 East Grand River, Howell, Michigan (Address of Principal Executive Offices)	48843 (Zip Code)

517-546-3150
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07                      Submission of Matters to a Vote of Security Holders.

This Amendment to Form 8-K amends the Form 8-K filed by FNBH Bancorp, Inc. (the "Company") on September 28, 2011 (the "Preliminary 8-K").  The purpose of this Form 8-K is to revise the preliminary shareholder voting results from the September 22, 2011 Special Shareholder Meeting reported in the Preliminary 8-K with voting results of the same as finalized on October 5, 2011.  The information reported in the Preliminary 8-K is otherwise incorporated into this Item 5.07 by reference.  The final voting results for the matters reported in the Preliminary 8-K are as follows:

Proposal 1 – Proposed Amendment to the Company's Articles of Incorporation to Effect a One (1) for Seven (7) Reverse Stock Split of the Company's Outstanding Common Stock.

The shareholders approved the proposed amendment to the Company's Articles of Incorporation to effect a one (1) for seven (7) reverse stock split.

For	Against	Abstain	Broker Non-Votes
1,809,548	266,994	28,038	0

Proposal 2 – Proposal to Authorize Management to Adjourn, Postpone or Continue the Special Meeting of Shareholders.

For	Against	Abstain	Broker Non-Votes
1,829,404	206,835	68,341	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNBH BANCORP, INC.

Dated: October 6, 2011	By:	/s/ Mark Huber
Mark Huber
Its: Chief Financial Officer